                                                                  EXHIBIT 10.4.1

                    MASTER AMENDMENT TO MANAGEMENT AGREEMENTS

This Master Amendment to Management Agreements ("Master Amendment") is entered into as of the 17th day of September, 2003, by and between:

         FelCor Lodging Trust Incorporated, a Maryland corporation ("FelCor"), FelCor Lodging Limited Partnership, a Delaware limited partnership ("FLLP"), FelCor TRS I, L.L.C., a Delaware limited liability company ("TRS GP"), FelCor TRS Holdings, L.P., a Delaware limited partnership ("TRS"), BHR Operations, L.L.C., a Delaware limited liability company ("BHR Operations"), BHR Lodging Tenant Company, a Delaware corporation ("BHR Lodging"), BHR Salt Lake Tenant Company, L.L.C., a Delaware limited liability company ("BHR Salt Lake"), BHR Hotels Finance, Inc., a Delaware corporation ("BHR Hotels"), BHR Dallas Tenant Company, L.P., a Delaware limited partnership ("BHR Dallas"), and BHR Plano Tenant Company, L.P., a Delaware limited partnership ("BHR Plano"), all of which entities may be referred to herein, severally or collectively, as the "FelCor Entities", and:

         InterContinental Hotels Group Operating Corporation, f/k/a Bass (U.S.A.) Incorporated, a Delaware corporation, BHMC Canada, Inc. ("BHMC"), an Ontario corporation, Bristol Management, L.P. ("BMLP"), a Texas limited partnership, and Bristol SLC Management Company ("BSLC"), a Texas corporation.

All of which entities may be referred to herein, severally or collectively, as the "IHG Entities."

                                  RECITATIONS:

WHEREAS, on or about July 1, 2001, one or more of the FelCor Entities entered into Management Agreements (each individually a "Management Agreement," and collectively or severally "Management Agreements") with BHMC, BMLP and BSLC to provide for the management and operation of a number of hotels collectively listed on Exhibits "A" through "F" attached hereto, which are collectively referred to herein as the "Hotels"; and

WHEREAS, the Management Agreements with respect to the Hotels listed in Exhibits "A" through "E" all provide for a Term ending in the year 2013; and

WHEREAS, the Management Agreements with respect to the Hotels listed in Exhibit "F" (hereinafter referred to as the "Long Term Hotels") each provides for a Term ending in the year 2018; and

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WHEREAS, each Management Agreement provides, in sections 15.04 and 15.05 thereof, various continuing fees (the "Replacement Management Fee") and/or liquidated damages ("Termination Liquidated Damages") payable by a FelCor Entity upon the sale of a hotel and termination of its individual Management Agreement prior to expiration of its stated Term; and

WHEREAS, each Management Agreement further provides that any Replacement Management Fee and/or Liquidated Damages otherwise payable upon the sale of a Hotel and termination of its individual Management Agreement prior to expiration of its stated Term, may be reduced, avoided or nullified by the execution of a new management agreement between a FelCor Entity and an IHG Entity, identical in all substantive respects to the Management Agreement so terminated, with respect to a newly-acquired hotel, or by expenditure by a FelCor Entity for an addition to an existing Hotel, either of which is termed a "Replacement Investment";

WHEREAS, the FelCor Entities wish to sell certain Hotels as provided herein and terminate the Management Agreements affecting such Hotels at the time of such sales; and

WHEREAS, the FelCor Entities have already effected the sale of certain Hotels listed as "Kansas Hotels" on Exhibit "D" and "Sold/Foreclosed Hotels on Exhibit "E" hereto, and additionally intend to sell many of the "Sale Hotels" set forth on Exhibit "B" hereto; and

WHEREAS, the parties desire to reach a compromise with respect to any Replacement Management Fees and Liquidated damages which might otherwise be owed to or accruing for the benefit of, any IHG Entity, by reason of the sale of Exhibit "B" Hotels and, under certain circumstances, Exhibit "C" Hotels and/or the termination of the Management Agreements pertaining to any of such Hotels;

NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties, and each of them, agree as follows:

         1) The parties agree that the Terms of the Management Agreements for each Hotel identified on Exhibit "A" hereto ("Extension Hotels") shall, and by this agreement hereby are, extended until July 31, 2018. Each of the FelCor Entities represents and warrants to the IHG Entities that no approval or consent of any person is required in order for it to amend any of the Management Agreements as provided herein (or that any such consents, if required, have been obtained), that the appropriate FelCor Entity has the right to extend the Term of and occupy and possess the Exhibit "A" Hotel or the land where the Exhibit "A" Hotel is located until the end of the extended Term and that the FelCor Entities have full power and authority to amend the terms of the Management Agreements of such Hotels as provided herein. From and after the date of this amendment the Exhibit "A" Hotels shall henceforth be considered to be "17.5 Year Hotels" for purposes of Section 15.05 of each Management Agreement and any liquidated damages with respect to such Hotels shall be calculated accordingly.

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         2) The IHG Entities agree that the FelCor Entities have, by virtue of the mutual promises herein, and in addition by virtue of certain Replacement Investments accomplished prior to the date hereof, and certain Replacement Management Fees paid as of the date hereof, satisfied all requirements with respect to Replacement Management Fees and Liquidated damages with respect to all Hotels ("Kansas Hotels") set forth on Exhibit "D" hereto.

         In addition, one or more FelCor Entities have effected the sale of, and/or permitted the foreclosure of, the Hotels listed on Exhibit "E" hereto ("Sold/Foreclosed Hotels"), but have not yet paid the required Replacement Management Fees and/or Termination Liquidated Damages. The parties agree that, as to the Exhibit "E" Hotels the compensation due to IHG will be dealt with as provided in paragraphs 3 and 4, below, the appropriate amounts shall be calculated as if the respective Management Agreements were terminated on the dates indicated in Exhibit "E", and shall be debited to the Special Damages Credit (defined below). Any Replacement Management Fees received by IHG prior to the date of this Amendment may be retained by IHG and credited appropriately against the Termination Liquidated Damages.

         3) The parties agree that, in consideration of the Term extensions effected with respect to the Exhibit "A" Hotels in Paragraph 1 above, FelCor shall receive a special credit of $25,073,718.00 ("Special Damages Credit") to be applied to the payment, satisfaction and discharge of amounts that the IHG Entities would be entitled to receive under the provisions of Sections 15.04 and 15.05 of the Management Agreements with respect to Exhibit "B" Hotels, and, under certain circumstances, Exhibit "C" Hotels, as follows:

                  A. With respect to the sale of any Exhibit "B" Hotel which a FelCor entity may effect at any time to offset Replacement Management Fees and/or Liquidated Damages which might otherwise be due or payable to an IHG Entity by reason of the termination of the Management Agreements pertaining to such Hotels. The FelCor Entity(ies) may sell any Exhibit "B" Hotel and terminate the applicable Management Agreement upon thirty (30) days prior written notice to the IHG Entity that is manager thereunder. Upon termination of the applicable Management Agreement, to the extent that the Special Damages Credit balance is greater than zero, FelCor will receive a credit against any Termination Liquidated Damages applicable to such termination, and shall have no further obligation of paying any Replacement Management Fees with respect to such Hotel, all as provided for in paragraph 4, below.

                  B. With respect to the sale of an Exhibit "C" Hotel, if a FelCor Entity sells such a Hotel (i) as part of a "portfolio sale" in which there are no fewer than three Hotels in the portfolio and at least half the number of Hotels sold in the portfolio are Exhibit "B" Hotels, and (ii) the composition of the portfolio has been approved in advance by Six Continents Hotels, Inc., then, upon termination of the applicable Management Agreement, to the extent that the Special Damages Credit

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         balance is greater than zero, FelCor will receive a credit against any
         Termination Liquidated Damages applicable to such sale and termination, and shall have no further obligation for the payment of any Replacement Management Fees with respect to such Hotel(s), all as provided for in paragraph 4, below.

                  C. The FelCor Entities agree that all Net Proceeds of each sale of Exhibit "B" or "C" Hotels as to which the Special Damages Credit applies shall be held as cash or cash equivalents by FelCor pending application only to pay FelCor Qualifying Debt (defined to mean any corporate debt with a maturity greater than one (1) year from the date it is being measured, any of FelCor's publicly-traded debt such as FelCor's Senior Notes, and any mortgage(s) secured by any of the Hotels sold). For purposes hereof, any Qualifying Debt repaid by the FelCor Entities subsequent to the date of this Master Amendment to Management Agreements shall be deemed to have been paid from Net Proceeds of the sale of Exhibit "B" or "C" hotels, regardless of whether such sales occur before or after the repayment of such Qualifying Debt.

                  D. The Special Damages Credit accruing to the FelCor Entities by virtue of this Paragraph 3 may not be used to offset any other Replacement Management Fees or Liquidated Damages which might otherwise be due or payable with respect to termination of a Management Agreement pertaining to any other Hotel under any other circumstances. Further, the Special Damages Credit shall not be considered to be part of a Replacement Investment Balance as that term is used in the Management Agreements.

         4) The parties agree that, with respect to Replacement Management Fees and Liquidated Damages due and payable to the IHG entities upon sale of an Exhibit "B" Hotel, or an Exhibit "C" Hotel and the termination of the related Management Agreement pursuant to paragraph 3(B), above: (i) the "Termination Liquidated Damages" for the Hotel shall be calculated as provided in Section 15.05 of the affected Management Agreement and the Special Damages Credit balance as of the date of termination of the Management Agreement shall be applied to the payment, satisfaction and discharge of the Termination Liquidated Damages that would be due an IHG Entity as a result of such termination; (ii) upon full payment, satisfaction and discharge of Termination Liquidated Damages by application of the Special Damages Credit, FelCor shall have no further obligation for the payment of Replacement Management Fees with respect to that Hotel; and (iii) as to any Hotel which is IHG-branded at the time of termination of the Management Agreement, in the event the purchaser of the Hotel executes a franchise or license agreement for that Hotel ("Buyer's Franchise") with an IHG Entity or an Affiliate for a term of at least three (3) years, the Special Damages Credit shall be credited with (i.e., increased by) a "Franchise Fee Credit". The Franchise Fee Credit as to each Hotel shall be calculated as follows:
         Gross Rooms Revenues of the Hotel for the most recent twelve (12) months prior to termination, multiplied times each of the applicable royalty rates for each of the first three (3) years in the Buyer's Franchise, net of any royalty reduction or

         "advertising assistance" granted to the licensee in the Buyer's Franchise or in any side agreement exclusive of any allowance or assistance provided from any advertising or marketing fund to which franchisees contribute, that may be maintained by IHG Entities or any of their Affiliates. The total of the three calculations is the Franchise Fee Credit and shall be immediately added to the Special Damages Credit. In the event the Buyer's Franchise is terminated for any reason other than a breach by the IHG Entity within thirty-six (36) months of it being in effect as to the Hotel, the parties shall reduce the Special Damages Credit by a number equal to the Franchise Fee Credit multiplied by a fraction, the numerator of which is thirty-six
         (36) minus the number of months Buyer's Franchise was in effect, and the denominator of which is thirty-six (36).

         5) The parties further acknowledge that the FelCor Entities may, as a strategy for disposing of or otherwise repositioning certain Hotels, wish to convert them to different brands than they presently have. In order to facilitate appropriate brand conversions with respect to all Hotels, the parties agree as follows:

                  A. The Whispering Woods Conference Center Hotel, DFW Harvey Hotel and DFW Harvey Suites Hotel listed on Exhibit B , and no other hotels, may be retained by their respective FelCor entities in lieu of sale to a third party and converted to a non-IHG brand. No brand conversion of any other Hotel may be effected by FelCor without advance, written approval by the IHG Entity serving as Manager under the particular Management Agreement, in its sole discretion.

                  B. For purposes of the conversion of Whispering Woods Conference Center, DFW Harvey or DFW Harvey Suites, the applicable Management Agreement shall be terminated on the date of actual conversion and such termination shall, for purposes of compensation to IHG, be treated as having occurred as a result of a sale of the Hotel. Therefore, "Net Proceeds" shall be deemed to be the fair market value of the Hotel as of the day prior to the brand conversion as determined by a certified appraisal of the asset conducted by an MAI appraiser experienced in appraising hotels (the cost of which shall be paid by FelCor), and FelCor shall be obligated to pay Replacement Management Fees and Termination Liquidated Damages under Sections 15.04 and 15.05, if circumstances at the time require it. The provisions of Section 3(A) of this Amendment shall be applicable to such imputed sale(s) if on the dates of such imputed sale(s) the Special Damages Credit balance is greater than zero.

         6) As an additional concession to the FelCor Entities, the IHG Entities agree that, from and after the date the Special Damages Credit is exhausted, until, if later, five (5) years from the date of this Master Amendment of Management Agreements, a FelCor entity may sell any Hotel on Exhibit "B" or "C" and terminate its Management Agreement, and the Replacement Management Fees and Termination Liquidated Damages shall be calculated as provided in Sections 15.04 and 15.05 of the applicable Management Agreements. However, so long as the FelCor Entities apply the Net Proceeds of sale of such Hotels to the payment of FelCor Qualifying Debt, and so long as the applicable FelCor Entity makes timely payment of all Replacement Management Fees with respect to the Hotel as calculated pursuant to Section 15.04 until the Termination Liquidated Damages with respect thereto have been satisfied and discharged (which period is not limited to one year as contemplated by Section 15.05(a)), payment of any Termination Liquidated Damages with respect to such Hotel(s) may, at the option of the FelCor Entities, be held in abeyance without interest until such time as the Debt-to-EBITDA ratio of FelCor (defined to mean FelCor Long Term Debt as of the end of any Fiscal Year divided by EBITDA for that year) is 4.5:1 or less, but in no event later than five (5) years from the date of this Master Amendment. Provided further, that with respect to each such Hotel listed on Exhibit "C" as to which FelCor elects to postpone such payment, in the event FelCor seeks to reduce or nullify the remaining Replacement Management Fee and Termination Liquidated Damages by the making of a Replacement Investment by FelCor or any of the FelCor Entities by their purchase, while payment of Termination Liquidated Damages are postponed or held in abeyance, of a new hotel pursuant to
         Section 15.04(b) of the applicable Management Agreement, which hotel is made subject to a new management agreement on the same terms as the applicable Management Agreement(s), or by an expansion of an existing Hotel approved by IHG as provided in section 15.04(b) of the Management Agreements), such new management agreement or expanded hotel shall only reduce or nullify the remaining Replacement Management Fees and/or Termination Liquidated Damages if the new or existing management agreement is given a Term extending until at least July 31, 2018.

         7) The parties agree that, for purposes of Section 15.04(b), with respect to any Exhibit "B" or "C" Hotel transaction used against the Special Damages Credit as provided in paragraphs 3 and 4, above, the Net Proceeds of the sale of that Hotel shall not be deducted from Leasehold Owner's Replacement Investment Balance, nor shall they then be added to Leasehold Owner's Replacement Investment Balance as if the Liquidated Damages had been paid. It is the intention of the parties that the sale of Exhibit "B" or "C" Hotels as to which the Special Damages Credit is applied, above, shall have no effect on the Replacement Investment Balance.

         8) Within thirty (30) days after the end of each calendar quarter, FelCor shall provide a written quarterly report of activity with respect to the Special Damages Credit. The report shall include a statement of (1) all Hotel sales, and related Management Agreement terminations effected in the quarter; (2) Net Proceeds realized from any such sales, Qualifying Debt paid, and the carryover from either; and (3) debits and credits, by Hotel, applied to the Special Damages Credit. The report shall also state the quarter-end Debt-to-EBITDA ratio of FelCor for purposes of paragraph 6, above. The IHG Entities will promptly provide FelCor the amount of the Franchise Fee Credit applicable to any Hotel sale with a new Buyer's Franchise.

         9) The parties agree, merely as a point of clarification of the Management Agreements, that the Net Proceeds of Sale for a hotel foreclosed upon by a lender, or transferred to a lender by a FelCor Entity by virtue of a deed in lieu of foreclosure, shall be the unpaid principal and interest on the relevant loan at the time of such foreclosure or deed in lieu of foreclosure, before giving any effect to the reduction of the loan by the amount of any deposits, escrow balances or other impounds held by the lender or otherwise securing the loan.

         10) When and if the Special Damages Credit is fully used by offsetting Termination Liquidated Damages arising from the sale of Hotels and the termination of Management Agreements, any future sales of Hotels and the compensation payable to the IHG Entities for termination of their Management Agreements shall be governed by the requirements of Sections
         15.04 and 15.05. Notwithstanding the provisions of Paragraph 7, in the event a Hotel is sold whose Termination Liquidated Damages would deplete the remaining balance of the Special Damages Credit and leave a portion of the Termination Liquidated Damages unpaid (the "SHORTFALL"), the applicable FelCor Entity may either (1) immediately pay the Shortfall in cash; (2) pay a prorated Replacement Management Fee determined by multiplying the normal Replacement Management Fee by a fraction, the numerator of which is the amount of the Shortfall and the denominator of which is the normal Termination Liquidated Damages attributable to the sale of such Hotel; or (3) have deducted from any positive Replacement Investment Balance an amount equal to the Net Proceeds of such sale multiplied by a fraction, the numerator of which is the amount of the Shortfall and the denominator of which is the normal Termination Liquidated Damages attributable to the sale of such Hotel. If the FelCor Entities pay such prorated Replacement Management Fee and there is no Replacement Investment Balance sufficient to satisfy the Shortfall pursuant to (2) above within one year of the sale of the Hotel, the FelCor Entity shall promptly pay the amount of the Shortfall in cash. In the event the Special Damages Credit is not fully used by FelCor prior to or in connection with the expiration or termination of the last Management Agreements on Exhibit "B" or Exhibit "C" to expire or terminate, the parties agree that the then remaining balance of the Special Damages Credit has no cash or other credit value and the IHG Entities shall have no obligation to pay or reimburse any of the FelCor Entities for any such unused balance.

         11) All provisions of the Management Agreements not expressly amended by this Master Amendment shall remain in full force and effect. Defined terms used herein shall have the same meanings as such terms in the Management Agreements unless expressly modified in this Master Amendment to Management Agreements.

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FelCor Lodging Trust Incorporated,          InterContinental Hotels Group
a Maryland corporation ("FelCor")           Operating Corporation, f/k/a Bass
                                            (U.S.A.) Incorporated, a Delaware
By: /s/ Thomas J. Corcoran, Jr.             corporation
    ------------------------------------
Title: President
Date:  09/22/03                             By: /s/ Illegible
                                                --------------------------------
                                            Title: Vice President, Treasurer
FelCor Lodging Limited                      Date:_______________________________
Partnership, a Delaware limited
partnership ("FLLP")
By: FelCor Lodging Trust,                   BHMC Canada, Inc. ("BHMC"), an
Incorporated,general partner                Ontario corporation

By: /s/ Thomas J. Corcoran, Jr.             By: /s/ David Hom
    ------------------------------------        --------------------------------
Title: President                            Title: Vice President
Date:  09/22/03                             Date: ______________________________

FelCor TRS I, L.L.C., a Delaware
limited liability company                   Bristol Management, L.P.
("TRS GP")                                  ("BMLP"), a Texas limited
                                            partnership
By: /s/ Thomas J. Corcoran, Jr.             by: BHMC GenPar, LLC, general
    ------------------------------------    partner
Title: President
Date:  09/22/03                             By: /s/ Illegible
                                                --------------------------------
                                            Title: Vice President, Treasurer
FelCor TRS Holdings, L.P.,                  Date: ______________________________
a Delaware limited partnership
("TRS")                                     Bristol SLC Management Company
by: FelCor TRS I, LLC, general              ("BSLC"), a Texas corporation
partner

By: /s/ Thomas J. Corcoran, Jr.             By: /s/ Illegible
    ------------------------------------        --------------------------------
Title:  President                           Title: Vice President, Treasurer
Date:   09/22/03                            Date: ______________________________

BHR Operations, L.L.C., a
Delaware limited liability company
("BHR Operations")

By: /s/ Thomas J. Corcoran, Jr.
    -----------------------------------
Title: President
Date:  09/22/03

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BHR Lodging Tenant Company, a
Delaware corporation ("BHR
Lodging")

By: /s/ Thomas J. Corcoran, Jr.
    -----------------------------------
Title: President
Date:  09/22/03

BHR Salt Lake Tenant Company,
L.L.C., a Delaware limited liability
company ("BHR Salt Lake")

By: /s/ Thomas J. Corcoran, Jr.
    -----------------------------------
Title: President
Date:  09/22/03

BHR Hotels Finance, Inc., a
Delaware corporation ("BHR
Hotels")

By: /s/ Thomas J. Corcoran, Jr.
    ------------------------------------
Title: President
Date:  09/22/03

BHR Dallas Tenant Company, L.P.,
a Delaware limited partnership
("BHR Dallas")
by: BHR Hotels Finance Inc.,
general partner

By: /s/ Thomas J. Corcoran, Jr.
    ------------------------------------
Title:  President
Date:   09/22/03

BHR Plano Tenant Company, L.P.,
a Delaware limited partnership
("BHR Plano")
by: BHR Hotels Finance Inc.,
general partner

By: /s/ Thomas J. Corcoran, Jr.
    ------------------------------------
Title:__________________________________
Date:  09/22/03

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Exhibit "A" - Extension Hotels
Atlanta AP N-HI
Atlanta AP-CP
Atlanta Powers Ferry-CP
Austin Town Lake-HI
Boston Government-HIS
Charleston Mills-HI
Cocoa Beach Ocean-HI
Dallas Park Ctrl-BH
Houston Med Ctr-HI
Irvine-CP
Miami AP-CP
Nashville Opryland-HIS
New Orleans Fr Qtr-HI
Omaha Old Mill-CP
Orlando AP-HIS
Orlando I Drive-HI
Philadelphia Indepen-HI
Pittsburgh Univ Ctr-HIS
Pleasanton-CP
San Antonio AP-HIS
San Antonio Downtown-HI
San Jose Silicon-CP
Santa Barbara-HI
Secaucus Meadow-CP
Stamford-HIS
Toronto AP-HIS
Toronto Yorkdale-HI

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Exhibit "B" - Sale Hotels
Albuquerque Mount-HI
Amarillo I-40-HI
Beaumont Midtown-HI
Cambridge-HI
Columbus AP N-HI
Dallas Addison-CP
Dallas DFW N-HH
Dallas DFW N-HS
Dallas Park Ctrl-CPS
Dallas Plano-HI
Davenport-HI
Greenville Roper-CP
Hartford Downtown-CP
Houston I-10 W-HIS
Jackson Downtown-CP
Jackson N-HI
Kitchener Waterloo-HI
Midland Country Villa-HI
Moline AP-HI
Moline AP-HIX
Odessa Ctr-HI
Odessa-HIX
Olive Branch WW-IND
Omaha Ctrl I-80-HI
Omaha Ctrl-HAM
Omaha SW-HAM
Omaha SW-HIX
Omaha-HWD
Orlando Nikki Bird-HI
Peterborough-HI
Salt Lake City AP-HI
Sarnia-HI
St Louis Westport-HI
Texarkana I-30-HI
Waco I-35-HI

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Exhibit "C" - Unaffected hotels
Atlanta Jonesboro-HI
Atlanta Perimeter-HIS
Dallas Market Ctr-CP
Houston AP-HI
Houston Greenway-HIS
Houston Med Ctr-CP
KC NE-HI
Knoxville W-HI
Montgomery E I-85-HI
SF Financial District-HI

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Exhibit "D" - Kansas Hotels
Hampton Inn - Hays
Holiday Inn - Great Bend
Holiday Inn - Hays
Holiday Inn - Salina
Holiday Inn Express & Suites - Colby
Holiday Inn Express & Suites - Salina I-70

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EXHIBIT "E"SOLD/FORECLOSED HOTELS
Dallas Park Ctrl-HH - August 5, 2003
Dallas Plano-HH - August 5, 2003
Davenport-HAM - May 14, 2003
Moline-HAM - May 14, 2003

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EXHIBIT "F" - LONG-TERM HOTELSChicago
Allerton-CP
Philadelphia Ctr City-CP
SF Fish Wharf-HI
SF Union Square-CP
San Diego on Bay-HI
Tampa Busch-HI

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